EXHIBIT 16.1 TO FORM 8-K

March 26, 2012

Office of the Chief Accountant
PCAOB Letter File
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-6561

Ladies and Gentlemen:

We have read Item 4 of Form 8-K dated March 26, 2012 of Trinity Capital Corporation and are in agreement with the statements contained therein, except for the first sentence in the first paragraph of 4(a) and all of 4(b), for which we have no basis to agree or disagree with the statements of the registrant contained therein.

Respectfully,

/s/ Moss Adams LLP